Exhibit 10.59

FIFTH AMENDMENT AND WAIVER TO NOTE PURCHASE AGREEMENT

          THIS FIFTH AMENDMENT AND WAIVER, dated as of March 27, 2002 (the "Amendment"), to the separate Note Purchase Agreements, dated as of December 28, 1995, is among Seitel, Inc. (the "Company") and each of the institutions which is a signatory to this Amendment (collectively, the "Noteholders").

RECITALS:

          A.          The Company and each of the Noteholders have heretofore entered into separate Note Purchase Agreements dated as of December 28, 1995 (collectively, as amended and in effect immediately prior to the effectiveness of this Amendment, the "Existing Note Purchase Agreement") pursuant to which the Company issued: (a) $25,000,000 aggregate principal amount of its 7.17% Series A Senior Notes due December 30, 2001 (the "Series A Notes"), (b) $27,500,000 aggregate principal amount of its 7.17% Series B Senior Notes due December 30, 2002 (the "Series B Notes"), and (c) $22,500,000 of its 7.48% Series C Senior Notes due December 30, 2002 (the "Series C Notes", and together with the Series A Notes and the Series B Notes, the "Notes").

          B.          Capitalized terms used herein shall have the respective meanings ascribed thereto in the Existing Note Purchase Agreement unless herein defined or the context shall otherwise require.

          C.          The Company and the Noteholders now desire to waive certain Events of Default which exist under the Existing Note Purchase Agreement and amend the Existing Note Purchase Agreement, in the respects, but only in the respects, hereinafter set forth.

          D.           All requirements of law have been fully complied with and all other acts and things necessary to make this Amendment a legal, valid and binding instrument according to its terms for the purposes herein expressed have been done or performed.

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

1.          AMENDMENTS.

            1.1          Amendment to Section 7.1(b). Section 7.1(b) of the Existing Note Purchase Agreement is hereby amended by deleting the first two lines thereof and substituting the following therefor:

                    "Annual Statements - within (x) ninety-seven (97) days after the end of the fiscal year ending December 31, 2001 and (y) ninety (90) days after the end of each other fiscal year of the Company, duplicate copies of,"

            1.2          Amendment to Section 10.3(a)(ii). Section 10.3(a)(ii) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety as follows:

                    "(ii)           (A) for the period beginning January 1, 2002 through and including March 31, 2003, Consolidated Debt does not exceed fifty-five percent (55%) of Total Capitalization, and

          (B) for the period beginning April 1, 2003 and thereafter Consolidated Debt does not exceed fifty percent (50%) of Total Capitalization."

              1.3          Amendment to Section 10.3(b)(iii). Section 10.3(b)(iii) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety as follows:

                    "(iii)           (A) for the period beginning January 1, 2002 through and including March 31, 2003, Consolidated Debt does not exceed fifty-five percent (55%) of Total Capitalization, and

          (B) for the period beginning April 1, 2003 and thereafter Consolidated Debt does not exceed fifty percent (50%) of Total Capitalization."

  WAIVERS.

2.        WAIVERS.

Subject to Section 3 hereof, the Noteholders hereby waive certain provisions of the Existing Note Purchase Agreement as provided for by this Amendment in the manner specified in Exhibit A attached hereto and made a part hereof. The waivers referred to herein are referred to collectively as the "Waivers" and the Waivers shall not entitle the Company to any future waiver in similar or other circumstances.

3.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          To induce the Noteholders to execute and deliver this Amendment (which representations shall survive such execution and delivery), the Company represents and warrants to the Noteholders that:

          (a)          the Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware;

          (b)          this Amendment has been duly authorized, executed and delivered by the Company and this Amendment constitutes a legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

          (c)          the Existing Note Purchase Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

          (d)          the execution, delivery and performance by the Company of this Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this paragraph (d); and

          (e)          after giving effect to this Amendment, no Default or Event of Default has occurred which is continuing.

4.          EXPENSES.

          Whether or not this Amendment becomes effective, the Company will promptly (and in any event within thirty days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Amendment, including, but not limited to, the reasonable fees of the Noteholders' special counsel, Bingham Dana LLP, incurred in connection with the preparation, negotiation and delivery of this Amendment. Nothing in this Section shall limit the Company's obligations pursuant to Section 15.1 of the Existing Note Purchase Agreement.

5.          AMENDMENT FEE.

          Prior to the effectiveness of this Amendment, the Company shall have paid to each Noteholder an amendment fee equal to 0.25% of the outstanding principal amount of the Notes held by such holder in the manner and to the accounts specified in the Existing Note Purchase Agreement for payments of principal and interest on the Notes.

6.            MISCELLANEOUS.

             6.1          This Amendment shall be construed in connection with and as part of the Existing Note Purchase Agreement, and except as modified and expressly amended by this Amendment, all terms, conditions and covenants contained in the Existing Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

              6.2          This Amendment constitutes a contract between the Company and the Noteholders for the uses and purposes hereinabove set forth, and may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

              6.3          Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all the promises and agreements contained in this Amendment by or on behalf of the Company and the Noteholders shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

              6.4          This Amendment constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.

              6.5          This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

              6.6          This Amendment shall become effective at such time as it has been executed by the Company and the Required Holders.

[Remainder of page intentionally left blank. Next page is signature page.]

          IN WITNESS WHEREOF, the parties hereto have caused the execution of this Amendment by duly authorized officers of each as of the date hereof.

SEITEL, INC.

By:	/s/ Debra D. Valice
Name:	Debra D. Valice
Title:	Executive Vice President

Accepted and Agreed to:

[NOTEHOLDER]
By:
Name:
Title:

Exhibit A

WAIVERS

  Waivers to the Existing Note Purchase Agreement

The Noteholders hereby waive any Event of Default that would arise under Section 11(c) due solely to the Company's failure to comply with Sections 10.3(a)(ii) and 10.3(b)(iii) of the Existing Note Purchase Agreement, such waiver to be effective solely for the fiscal quarters ending September 30, 2001 and December 31, 2001. This waiver shall be limited precisely as written, and shall not extend to any other Event of Default under any other provision of the Existing Note Purchase Agreement during any other period.